SCHEDULE B

PORTFOLIOS

(Updated and effective as of May 1, 2020)

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

Money Market Portfolio

Balanced Portfolio

Equity Index Portfolio

Equity Income Portfolio

Growth Portfolio

International Portfolio

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Capital Growth Portfolio

Diversified Value Portfolio

Total Stock Market Index Portfolio

Mid-Cap Index Portfolio

Real Estate Index Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio

Total International Stock Market Index Portfolio

Global Bond Index Portfolio

This Schedule B to the Participation Agreement dated May 1, 2012 by and among the parties identified below is updated and effective as of May 1, 2020, and replaces all prior versions of this Schedule B.

This Schedule B may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Schedule B shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Schedule B, including the signature pages hereto, shall be deemed an original.

TIAA-CREF Life Insurance Company
Amendment to Participation Agreement 0508964	1

DocuSign Envelope ID: 972BF0F2-0716-4D65-BDD8-7CB7BB88FCC3

DocuSigned by:
Mike Drayo
1A83784668ED4D8...

DocuSigned by:
Matthew J Thomas
2B27BD74F3BB435...

DocuSigned by:
Matthew J Thomas
2B27BD74F3BB435...

Todd Sagmoe

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date referenced above.

VANGUARD VARIABLE INSURANCE FUND	THE VANGUARD GROUP, INC.
By: __________________________________	By: _________________________________
Name: Michael J. Drayo	Name: Matt Thomas
Title: Assistant Secretary	Title: FAS MFA Department Head
VANGUARD MARKETING CORPORATION	TIAA-CREF LIFE INSURANCE COMPANY
By: __________________________________	By: _________________________________
Name: Matt Thomas	Todd Sagmoe
Name: _____________________________
Title: FAS MFA Department Head	Vice President
Title: ______________________________
TIAA-CREF Life Insurance Company
Amendment to Participation Agreement 0508964	2